Schedule A to the Investment Advisory and Management Agreement

between ProShares Trust and ProShare Advisors LLC

Dated as of October 20, 2017

Fund	Fee Rate	Effective Date
ProShares S&P 500 ex-Energy ETF	0.27%	September 17, 2015
ProShares S&P 500 ex-Financials ETF	0.27%	September 17, 2015
ProShares S&P 500 ex-Health Care ETF	0.27%	September 17, 2015
ProShares S&P 500 ex-Technology ETF	0.27%	September 17, 2015
ProShares S&P 500 ex-Consumer Discretionary ETF*	0.27%	September 17, 2015
ProShares S&P 500 ex-Consumer Staples ETF*	0.27%	September 17, 2015
ProShares S&P 500 ex-Industrials ETF*	0.27%	September 17, 2015
ProShares S&P 500 ex-Materials ETF*	0.27%	September 17, 2015
ProShares S&P 500 ex-Utilities ETF*	0.27%	September 17, 2015
ProShares Managed Futures Strategy ETF	0.75%	September 17, 2015
ProShares MSCI Emerging Markets Ex-China ETF*	0.30%	December 7, 2015
ProShares High Yield Bond Ex-Energy ETF*	0.45%	December 7, 2015
ProShares S&P 500 Bond ETF*	0.15%	December 7, 2015
ProShares S&P 500 Dynamic Treasury Hedge ETF*	0.40%	December 7, 2015
ProShares S&P GSCI Smart Commodity Strategy ETF*	0.55%	December 7, 2015
ProShares K-1 Free Crude Oil Strategy ETF	0.65%	March 9, 2016 revised Sept 12, 2016
ProShares MSCI Japan Dividend Growers ETF*	0.55%	June 8, 2016
ProShares S&P 500 Dividend Aristocrats ETF	0.35%	October 1, 2016
ProShares S&P MidCap 400 Dividend Aristocrats ETF	0.40%	October 1, 2016
ProShares Russell 2000 Dividend Growers ETF	0.40%	October 1, 2016
ProShares MSCI EAFE Dividend Growers ETF	0.50%	October 1, 2016
ProShares MSCI Europe Dividend Growers ETF	0.55%	October 1, 2016
ProShares MSCI Emerging Markets Dividend Growers ETF	0.60%	October 1, 2016
ProShares High Yield–Interest Rate Hedged	0.50%	October 1, 2016
ProShares Investment Grade–Interest Rate Hedged	0.30%	October 1, 2016
ProShares Large Cap Core Plus	0.45%	December 8, 2016
ProShares DJ Brookfield Global Infrastructure ETF	0.45%	December 8, 2016
ProShares Equities for Rising Rates ETF	0.35%	March 7, 2017
ProShares Long Online/Short Stores Retail ETF*,**	0.65%	September 12, 2017
ProShares Decline of the Retail Store ETF*,**	0.65%	September 12, 2017

PROSHARES TRUST		PROSHARE ADVISORS LLC

By:	/s/ Todd B. Johnson	By:	/s/ Michael L. Sapir
	Name: Todd B. Johnson		Name: Michael L. Sapir
	Title: President		Title: Chief Executive Officer

*	Not operational as of the date first above written

**	Not operational as of the date first above written; name changed October 20, 2017

A-1